D: +1 212 225 2286 afleisher@cgsh.com Exhibit 5.1 August 10, 2026 INNOVATE Corp. 295 Madison Ave., 12th Floor New York, NY 10017 Re: Registration Statement on Form S-3 Ladies and Gentlemen: We have acted as special counsel to INNOVATE Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-3 (including the documents incorporated by reference therein, the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering and sale from time to time, together or separately in one or more series (if applicable), of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) depositary receipts, representing fractional shares of Preferred Stock (the “Depositary Shares”); (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”); (v) subscription rights to purchase Common Stock or Preferred Stock (the “Subscription Rights”); (vi) purchase contracts for the purchase of Common Stock or Preferred Stock (the “Purchase Contracts”); and (vii) purchase units, each representing ownership of a Purchase Contract or Preferred Stock, including U.S. treasury securities (the “Purchase Units”). The Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts and Purchase Units are referred to herein collectively as the “Securities.” The Securities being registered under the Registration Statement will have an aggregate offering price of up to $100,000,000 and will be offered on an immediate, continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

INNOVATE Corp., p. 2 The Depositary Shares are to be issued from time to time under one or more deposit agreements (each such deposit agreement, a “Deposit Agreement”) to be entered into between the Company and the depositary to be named therein. The Warrants are to be issued from time to time under one or more warrant agreements (each such warrant agreement, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein. The Subscription Rights are to be issued from time to time under one or more subscription rights agreements (each such subscription rights agreement, a “Subscription Rights Agreement”) to be entered into between the Company and the subscription rights agent to be named therein. The Purchase Contracts are to be issued from time to time under one or more purchase contract agreements (each such purchase contract agreement, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein. The Purchase Units are to be issued from time to time under one or more purchase unit agreements (each such purchase unit agreement, a “Purchase Unit Agreement”) to be entered into between the Company and the purchase unit agent to be named therein. In arriving at the opinions expressed below, we have reviewed the following documents: (a) the Registration Statement; and (b) copies of the Company’s Third Amended and Restated Certificate of Incorporation and the Fourth Amended and Restated By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed. Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that: 1. The Common Stock, including Common Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms, will be validly issued by the Company, fully paid and nonassessable. 2. The Preferred Stock will be validly issued by the Company, fully paid and nonassessable.

INNOVATE Corp., p. 3 3. The Depositary Shares to be sold by the Company, upon the due issuance by the Depositary of depositary receipts (including any master depositary receipt issued in connection therewith) evidencing such Depositary Shares against the deposit of the shares of Common Stock or Preferred Stock, as the case may be, in respect thereof in accordance with the provisions of the applicable Deposit Agreement, will be validly issued and the persons in whose names the depositary receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement. 4. The Warrants will be the valid, binding and enforceable obligations of the Company. 5. The Subscription Rights will be the valid, binding and enforceable obligations of the Company. 6. The Purchase Contracts will be the valid, binding and enforceable obligations of the Company. 7. The Purchase Units will be the valid, binding and enforceable obligations of the Company. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (x) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (y) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. In rendering the opinions expressed above, we have further assumed that (i) prior to the issuance of the Securities, the Company will authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and to the terms of any agreement governing such Securities, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) prior to the issuance of the Securities, the Board of Directors of the Company will duly authorize, establish and approve the terms of the Preferred Stock as contemplated by the Company’s Third Amended and Restated Certificate of Incorporation, and the Company will duly authorize, execute and deliver any applicable Deposit Agreement, Warrant Agreement, Subscription Rights Agreement, Purchase Contract Agreement, Purchase Unit Agreement or other agreement or other document necessary with respect to the Securities, including any agreement contemplated by the Securities, any other agreement governing those Securities or the Registration Statement, establish the forms of such Securities as necessary or contemplated by any such agreement or by law and will take any other appropriate additional corporate action; (iii) any instruments or receipts evidencing the Securities and any agreement governing the Securities will be governed by New York law; (iv) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and any

INNOVATE Corp., p. 4 agreement governing such Securities and in the manner contemplated by the Registration Statement; (v) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, which price, in the case of Common Stock or Preferred Stock (or conversion price, in the case of Securities convertible into Common Stock or Preferred Stock), shall be at or in excess of the par value of such Common Stock or Preferred Stock; and (vi) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement. We note that any designation in the Securities or any applicable agreement governing those Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Securities or agreement (notwithstanding any waiver thereof) is subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding. The foregoing opinions are limited to the law of the State of New York and the General Corporation Law of the State of Delaware. We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” and in any prospectus supplement related thereto as counsel for the Company that has passed on the validity of the Securities, and to the use of this opinion letter as a part (Exhibit 5.1) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein. Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP By: /s/ Adam Fleisher Adam Fleisher, a Partner